Exhibit 10.4
SUBSCRIPTION AGREEMENT
     THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into on May 16, 2011 between LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (the “Company”), LSGC Holdings LLC, a Delaware limited liability company (“Holdings”), and LSGC Holdings II LLC, a Delaware limited liability company (“Holdings II” and together with Holdings, the “Purchasers”).
     WHEREAS, Holdings II has agreed to purchase 1,635,800 shares (the “Holdings II Purchaser Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), in exchange for (and full satisfaction of) that certain Demand Note, dated May 6, 2011, by the Company, as maker, in favor of Holdings II, as payee (the “Demand Note” and the outstanding principal of and interest thereon as of the date hereof the “Holdings II Consideration”);
     WHEREAS, Holdings has agreed to purchase 3,750,000 shares (the “Holdings Purchaser Shares” and together with the Holdings II Purchaser Shares, the “Purchaser Shares”) of Common Stock for $15,000,000 in aggregate consideration (the “Holdings Consideration” and together with the Demand Note, the “Consideration”), conditioned upon Holdings’ receipt of such funds from a third party investor or investors as previously disclosed to the Company (the “Payment Condition”);
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
     1. Purchase and Sale of Common Stock. Each Purchaser shall purchase from the Company and the Company shall sell to such Purchaser its respective Purchaser Shares in accordance with the terms and conditions of this Agreement.
     2. Payment for Common Stock; Delivery of Certificate.
     (a) No later than one business day following satisfaction of the Payment Condition (the “Commitment Date”), if any, Holdings shall: (i) pay, or cause to be paid, by wire transfer of immediately available funds to the Company, an amount equal to the Holdings Consideration and (ii) deliver a certificate to the Company signed on behalf of an authorized officer of Holdings in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that: (A) the representations and warranties of Holdings in this Agreement are true and correct as of the date thereof and (B) Holdings has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or complied with by it hereunder at or prior to the Commitment Date; provided that, notwithstanding anything to the contrary in this Agreement, in the event the Payment Condition shall not have occurred on or prior to June 15, 2011 (the “Termination Date”), Holdings shall have no obligation to pay the Holdings Consideration and the Company shall have no obligation to deliver the Holdings Purchaser Shares.

     (b) Upon the payment of the Holdings Consideration to the Company, if at all, the Company shall pay, or cause to be paid, by wire transfer of immediately available funds to Holdings or its designee, an amount equal to 4% of the Holdings Consideration.
     (c) On or prior to the date hereof and as consideration for the Holdings II Purchaser Shares, Holdings II shall deliver to the Company the Demand Note.
     (d) On or promptly following the date hereof, the Company shall deliver to Holdings II in accordance with this Agreement a certificate representing the Holdings II Purchaser Shares. On or promptly following its acceptance of the Holdings Consideration, the Company shall deliver to Holdings in accordance with this Agreement a certificate or certificates (as directed by Holdings) representing the Holdings Purchaser Shares.
     3. Opinion of Counsel. On the date hereof, Haynes and Boone, LLP, counsel for the Company, shall have delivered to Holdings II a usual and customary opinion with respect to the issuance of the Holdings II Purchaser Shares. On the Commitment Date, if any, in connection with the issuance of the Holdings Purchaser Shares to Holdings, Haynes and Boone, LLP, counsel for the Company, shall have delivered to Holdings a usual and customary opinion with respect to the issuance of the Holdings Purchaser Shares.
     4. Officer’s Certificate of the Company. On the Commitment Date, if any, in connection with the issuance of the Holdings Purchaser Shares to Holdings, the Company shall have delivered to Holdings a certificate signed on behalf of the Company by the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Executive Vice President, Senior Vice President or Vice President of the Company in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that: (i) from the date of this Agreement through the Commitment Date, the Company has not issued any Common Stock or Derivative Securities (as defined below) other than Management Equity (as defined below); (ii) the representations and warranties of the Company in this Agreement are true and correct as of the date thereof and (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or complied with by it hereunder at or prior to the Commitment Date.
     5. Company Representations and Warranties. The Company represents and warrants to each Purchaser that as of the date hereof:
     (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and carry on its business as presently conducted.
     (b) The issuance, sale and delivery of such Purchaser’s Purchaser Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company.
     (c) This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.
     (d) As of the May 13, 2011, after taking into account the transactions contemplated hereby and the transactions contemplated by that certain Subscription Agreement, dated as of May 10, 2011, between the Company and Geveran Investments Ltd. and that certain Subscription Agreement, dated as of May 16, 2011, between the Company and Al Bawardi Enterprises LLC, Schedule 5(d) attached hereto sets forth a true, complete and correct listing, as of May 13, 2011 of all of the Company’s outstanding: (i) shares of Common Stock and (ii) securities convertible into or exchangeable for shares of Common Stock (the “Derivative Securities”), including the applicable exercise price of such Derivative Securities, other than any Derivative Securities issued pursuant to the Company’s Amended and Restated Equity-Based Compensation Plan or the Company’s 2011 Employee Stock Purchase Plan (the “Management Equity”). Except as set forth in Schedule 5(d) and except for any Management Equity, the Company has no other outstanding equity securities.
     (e) SEC Reports; Financial Statements
i.	As of its filing date, the Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 1, 2011 (such filing, the “Company SEC Document”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Sarbanes-Oxley Act of 2002, as the case may be, including, in each case, the rules and regulations promulgated thereunder.

ii.	Except to the extent that information contained in the Company SEC Document has been revised or superseded by a document the Company subsequently filed with the SEC, the Company SEC Document does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

iii.	The financial statements (including the related notes thereto) included in the Company SEC Document comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended, all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since

April 1, 2011, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, the rules of the SEC or policy or applicable law.

iv.	Subsequent to the filing of the Company SEC Document with the SEC, there has been no material and adverse change or development, or event involving such a prospective change, in the condition, business, properties or results of operations of the Company and its subsidiaries.
(f)	The Company agrees and acknowledges that the Purchaser Shares to be acquired by Holdings and Holdings II are subject to that certain Amended and Restated Registration Rights Agreement, dated as of January 23, 2009, by and between the Company and Pegasus Partners IV, L.P. (“Pegasus”), and any registration rights agreement entered into pursuant to Section 5.03 of that certain Stock Repurchase, Exchange and Recapitalization Agreement, dated as of September 30, 2010, by and among the Company, Pegasus and LED Holdings, LLC (collectively, the “Registration Rights Agreements”), and that such Purchaser Shares shall constitute Registrable Securities (as defined therein).

(g)	The offer and sale of the Purchaser Shares by the Company to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the 1933 Act.
     6. Purchaser Representations and Warranties. Each Purchaser severally but not jointly represents and warrants to the Company that as of the date hereof:
     (a) The Purchaser has the full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and thereunder, and to purchase, acquire and accept delivery of its Purchaser Shares.
     (b) Its Purchaser Shares are being acquired for the Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws.
     (c) The Purchaser will not make any sale, transfer or other disposition of the Purchaser Shares in violation of the 1933 Act, the 1934 Act, as amended, the rules and regulations promulgated thereunder or any applicable state securities laws.
     (d) The Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of an investment in the Purchaser Shares. The Purchaser understands and acknowledges that such investment is a speculative venture, involves a high degree of risk and is subject to complete risk of loss. The Purchaser has carefully considered and has, to the extent the Purchaser deems necessary, discussed with the Purchaser’s professional legal, tax, accounting and financial advisers the suitability of its investment in the Common Stock.

     (e) The Purchaser is able to bear the economic risk of its investment in its Purchaser Shares for an indefinite period of time because its Purchaser Shares have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available. The Purchaser: (i) understands and acknowledges that the Purchaser Shares being issued to the Purchaser have not been registered under the 1933 Act, nor under the securities laws of any state, nor under the laws of any other country and (ii) recognizes that no public agency has passed upon the accuracy or adequacy of any information provided to the Purchaser or the fairness of the terms of its investment in its Purchaser Shares.
     (f) The Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Common Stock and has had full access to such other information concerning the Company as has been requested.
     (g) This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Purchaser is a party or any judgment, order or decree to which the Purchaser is subject.
     (h) The Purchaser became aware of the offering of the Purchaser Shares other than by means of general advertising or general solicitation.
     (i) The Purchaser is an “accredited investor” as that term is defined under the 1933 Act and Regulation D promulgated thereunder, as amended by Section 413 of the Private Fund Investment Advisers Registration Act of 2010 and any applicable rules or regulations or interpretations thereof promulgated by the SEC or its staff.
     (j) The Purchaser acknowledges that the certificates for its Purchaser Shares will contain a legend substantially as follows:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.
THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH AN OFFER, SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.”
     Subject to any lock-up or other similar agreement that may apply to the Purchaser Shares, the requirement that the Purchaser Shares contain the legend set forth in clause (j) above shall cease and terminate upon the earlier of (i) when such shares are transferred pursuant to Rule 144 under the 1933 Act or (ii) when such shares are transferred in any other transaction if the transferor delivers to the Company a written opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company) to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the 1933 Act upon any sale or other disposition of such shares without registration thereunder. Upon the consummation of an event described in (i) or (ii) above, the Company, upon surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.
7. Holdings II Representations and Warranties. In addition to the Purchaser Representations and Warranties, Holdings II represents and warrants to the Company that as of the date hereof Holdings II is the sole and exclusive owner of all rights, title and interests to the Demand Note free and clear of any liens, encumbrances, or charges of any nature whatsoever, and Holdings II has not transferred, hypothecated, pledged or otherwise disposed of its rights, title or interests in the Demand Note.
8. Covenant of Holdings. Holdings hereby agrees to use commercially reasonable efforts to cause the Payment Condition to be satisfied on or before the Termination Date.
9. Subsequent Registered Equity Sales. If the Company sells shares of Common Stock in the currently pending firm commitment underwritten public offering (Registration No. 333-172165) (the “Re-IPO”) at a price per share of Common Stock (the “Offering Price”) that is less than $4.00, then the Company shall promptly issue additional shares (the “Additional Shares”) of Common Stock to each Purchaser that had been issued Purchaser Shares. The amount of such Additional Shares to be issued to each such Purchaser shall be determined in accordance with the following formulas:
Additional Shares payable to Holdings = (Holdings Consideration / Offering Price) – Holdings Purchaser Shares
Additional Shares payable to Holdings II = (Holdings II Consideration / Offering Price) – Holdings II Purchaser Shares
     Notwithstanding the foregoing, the Company’s obligation to issue Additional Shares, if any, shall cease upon the first anniversary of the date of this Agreement and the Company shall have no obligations to issue Additional Shares to any Purchaser that has not paid such Purchaser’s Consideration to the Company in accordance with Section 2 of this Agreement.

10. General Provisions.
     (a) Default. A default by any Purchaser of its obligations under Section 2 of this Agreement shall not constitute a default by any other Purchaser under this Agreement and, except with respect to such defaulting Purchaser, shall not relieve the Company of any of its obligations to any other Purchaser under this Agreement.
     (b) Choice of Law. The laws of the State of New York without reference to the conflict of laws provisions thereof, will govern all questions concerning the construction, validity and interpretation of this Agreement.
     (c) Legal Expenses. Each party to this Agreement shall be solely responsible for its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that the Company agrees that, on the date hereof, it will pay up to $80,000 to Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), counsel to Pegasus, for legal fees incurred by Pegasus in connection with this Agreement and the transactions contemplated hereby. Such payment shall be transmitted by wire transfer of immediately available funds to an account previously designated by Akin Gump.
     (d) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Purchasers.
     (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute a single agreement.
     (f) Acceptance by the Company. It is understood that this subscription is not binding on the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and shall be noted by execution of this Agreement by the Company where indicated.
     (g) Stockholder. Each Purchaser hereby acknowledges that, once accepted by the Company, this subscription or commitment, as applicable, is not revocable by such Purchaser except to the extent provided for in Section 2(a) of this Agreement. Each Purchaser agrees that, if this subscription is accepted, such Purchaser shall, and such Purchaser hereby elects to: (i) become a stockholder of the Company; (ii) be bound by the terms and provisions hereof; and (iii) execute any and all further documents when and as reasonably requested by the Company in connection with the transactions contemplated by this Agreement.
* * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

COMPANY: LIGHTING SCIENCE GROUP CORPORATION
By:	/s/ Gregory T. Kaiser
Name:	Gregory T. Kaiser
Title:	Chief Financial Officer

PURCHASERS:

LSGC Holdings LLC

By:	Pegasus Partners IV, L.P., its managing member

By:	Pegasus Investors IV, L.P., its general partner

By:	Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	General Counsel and Secretary

LSGC Holdings II LLC

By:	Pegasus Partners IV, L.P., its sole member

By:	Pegasus Investors IV, L.P., its general partner

By:	Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	General Counsel and Secretary